Exhibit 10.21
EASTMAN CHEMICAL COMPANY
AWARD NOTICE FOR GRANT OF PERFORMANCE SHARES

Grantee: [NAME]

Performance Period: January 1, 2024 through December 31, 2026

Number of Performance Shares Granted ("Target Award"): [X]

Grant Date: February [ ], 2024

    This Award Notice for the Grant of Performance Shares (this "Award Notice") by and between Eastman Chemical Company ("Company") and the Grantee named above (referred to below as "you") evidences the grant by the Company of performance shares ("Performance Shares" or the "Award") to you on the date stated above (the "Grant Date") and your acceptance of such Performance Shares in accordance with the provisions of the Eastman Chemical Company 2021 Omnibus Stock Compensation Plan, as amended from time to time (the "Plan") and the provisions of the 2024-2026 Performance Share Award Subplan (the "Subplan"). For purposes of this Award Notice, any references to the Plan shall include the Subplan.

    The Performance Shares are subject to the terms and conditions set forth in the Plan (which is incorporated herein by reference), any rules and regulations adopted by the Board of Directors of the Company or the Compensation and Management Development Committee (collectively, the "Committee"), and this Award Notice. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms, conditions, and provisions of the Plan shall control, and this Award Notice shall be deemed to be modified accordingly. Capitalized terms used in this Award Notice that are not defined herein shall have the meanings set forth in the Plan. For purposes of this Award Notice, "Employer" means the Subsidiary that employs you, if you are not employed directly by the Company.

1.Performance Share Grant. You have been granted the number of Performance Shares specified above as the Target Award. Each Performance Share represents the right to receive a number of shares of the Company's $.01 par value Common Stock ("Common Stock") upon the attainment of specified performance conditions by the Company; provided, however, that any fractional share of Common Stock shall be paid in cash in an amount representing the market value of such fractional share at the time of payment.

2.Performance Conditions. The Performance Shares are subject to the attainment of the following performance conditions as defined in Section 6(c) of the Subplan and as specifically set forth in Exhibit A of this Award Notice (the "Performance Conditions"):

(a)     a comparison of the total stockholder return (referred to in the Subplan as "TSR," and reflecting both the change in stock price and the amount of dividends declared) of the Company during the Performance Period, to the TSRs of the companies in the Comparison Group (defined as the group of companies within the Standard and Poor’s “Materials Sector” that are classified as chemical companies excluding The Chemours Company and Rayonier Advanced Materials and also including Celanese Corporation, Westlake Chemical Corporation, and Huntsman Corporation; the S&P “Materials Sector” index, identified as Global Industry Classification Standard 15, is an index of industrial companies selected from the S&P “Super Composite 1500” index); and

(b)    the arithmetic average for each of the Performance Years during the Performance Period of the Company’s average Return on Invested Capital.

3.Vesting of Performance Shares. Subject to Sections 7 and 8 of this Award Notice, if you remain in Continuous Status as a Participant (as further defined in the Plan) with your Employer, the Company or one of its Subsidiaries during the Performance Period, you shall become vested in the number of Performance Shares that is equal to (x) the Target Award multiplied by (y) the multiplier as set forth in Exhibit A of this Award Notice corresponding to the Company's achievement of the Performance Conditions ("Actual Earned Shares").

4.Settlement of Performance Shares. The Company shall direct its transfer agent to issue you one (1) share of Common Stock for each Actual Earned Share in your name or a nominee in book entry, as soon as administratively practicable after the end of the Performance Period and final approval by the Committee, and in any event within 2.5 months after the end of the Performance Period.

5.Non-transferability of Performance Shares; Limitation on Issuance of Shares. The Performance Shares are not transferable except by will or by the laws of descent and distribution, and may not be sold, assigned, pledged or encumbered in any way, whether by operation of law or otherwise. Following the Performance Period, certificates for the shares of Common Stock underlying the Actual Earned Shares may be issued during your lifetime only to you, except in the case of a permanent disability involving mental incapacity. Upon your death, any unissued shares of Common Stock underlying the Actual Earned Shares may be transferred to your legal representative as determined under applicable law, subject to the terms set forth in Section 7 of this Award Notice.

Exhibit 10.21

6.Limitation of Rights. You will not have any rights as a stockholder with respect to the shares of Common Stock underlying the Performance Shares until you become the holder of record of such shares following the determination of the Actual Earned Shares upon conclusion of the Performance Period and the issuance of such shares to you pursuant to Section 4 of this Award Notice.

7.Termination of Continuous Status as a Participant.

(a)    Upon a termination of your Continuous Status as a Participant (as defined in the Plan) with your Employer, the Company or any of its Subsidiaries by reason of a Qualifying Termination (as defined below) or by reason of death or Disability, or for another approved reason as determined by the Committee (in the case of the executive officers) or the executive officer responsible for Human Resources (in the case of non-executive employees), you (or your legal representative, as applicable) will receive within 2.5 months after the end of the Performance Period, subject to the terms and conditions of the Plan, a pro-rata portion of the Actual Earned Shares that you otherwise would have received had you remained in Continuous Status as a Participant with your Employer, the Company or one of its Subsidiaries during the entire Performance Period based upon the number of full months in which you were in Continuous Status as a Participant during the Performance Period. For purposes of this Award Notice, a “Qualifying Termination” means a termination of your Continuous Status as a Participant by reason of resignation or without Cause when:

•your combined age and years of service with your Employer, the Company and its Subsidiaries equals or exceeds 75;
•you have attained age 55 and 10 years of service with your Employer, the Company and its Subsidiaries;
•you had attained age 50 or greater as of your hire date and you have attained 5 years of service with your Employer, the Company and its Subsidiaries; or
•you have attained age 65.

(b)    Upon termination of your Continuous Status as a Participant with your Employer, the Company or any of its Subsidiaries for reasons other than those described in Section 7(a) above, including termination for Cause, your Performance Shares shall be immediately canceled and forfeited. In such event, neither you nor any of your successors, heirs, assigns or personal representatives will thereafter have any further rights or interest in such shares or otherwise in this Award. For purposes of the foregoing, “Cause” shall have the same meaning as set forth in the Plan.

8.Income Tax and Social Insurance Contributions Withholding.

(a)    Regardless of any action the Company or your Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and your Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Shares, including the grant of the Performance Shares, settlement or payment of the Performance Shares pursuant to the attainment of the performance objectives, and the subsequent sale of any shares of Common Stock acquired pursuant to the Performance Shares and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Performance Shares to reduce or eliminate your liability for Tax-Related Items.

(b)    Prior to the delivery of shares of Common Stock upon settlement or payment of the Performance Shares pursuant to the attainment of the performance objectives, if your country of residence (and/or your country of employment, if different) requires withholding of Tax-Related Items, the Company shall withhold a sufficient number of whole shares of Common Stock otherwise issuable under the Performance Shares that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld. In cases where the Fair Market Value of the number of whole shares of Common Stock withheld is greater than the Tax-Related Items required to be withheld, the Company shall make a cash payment to you equal to the difference as soon as administratively practicable. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. Alternatively, the Company or your Employer may withhold the Tax-Related Items required to be withheld with respect to the shares of Common Stock in cash from your regular salary/wages, or from any other amounts payable to you. In the event the withholding requirements are not satisfied through the withholding of shares of Common Stock by the Company or through the withholding of cash from your regular salary/wages or any other amounts payable to you, no shares of Common Stock will be issued to you (or your estate) upon settlement or payment of the Performance Shares unless and until satisfactory arrangements (as determined by the Board of Directors) have been made by you with respect to the payment of any Tax-Related Items which the Company and your Employer determine, in their sole discretion, must be withheld or collected with respect to such Award. If you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company or your Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting the Performance Shares, you expressly consent to the withholding of shares of Common Stock and/or the withholding of cash from your regular salary/wages or other amounts payable to you as

Exhibit 10.21
provided for hereunder. All other Tax-Related Items related to the Performance Shares and any shares of Common Stock delivered in payment thereof are your sole responsibility.

9.Noncompetition; Confidentiality. You will not, without the written consent of the Company, either during your employment with your Employer, the Company or any of its Subsidiaries or thereafter, disclose to anyone or make use of any confidential information which you have acquired during your employment relating to any of the business of your Employer, the Company or any of its Subsidiaries, except as such disclosure or use may be required in connection with your work as an employee of the Company. Nothing in this Agreement shall prohibit an employee from disclosing Confidential Information that (1) is made by me  (a) in confidence to a federal, state or local government official; and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  See Eastman’s “Notice to Employees Concerning Immunity from Liability for Confidential Disclosure of a Trade Secret to the Government or in a Court Filing.” During your employment with your Employer, the Company, or any of its Subsidiaries, and for a period of two (2) years after the termination of such employment, you will not, either as principal, agent, consultant, employee or otherwise, engage in any work or other activity in competition with the Company in the field or fields in which you have worked for your Employer, the Company or any of its Subsidiaries. The provisions in this Section 9 apply separately in the United States and in other countries but only to the extent that its application shall be reasonably necessary for the protection of your Employer, the Company or any of its Subsidiaries. You will forfeit all rights under this Award Notice to or related to the Performance Shares if, in the determination of the Committee (in the case of executive officers) or of the executive officer responsible for Human Resources (in the case of non-executive employees), you have violated any of the provisions of this Section 9, and in that event any payment or other action with respect to the Performance Shares shall be made or taken, if at all, in the sole discretion of the Committee or the executive officer responsible for Human Resources.

10.Restrictions on Issuance of Shares. If at any time the Company determines that listing, registration or qualification of the shares of Common Stock covered by an Award upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable prior to the delivery of Common Stock subject to the Performance Shares, no such Common Stock may be delivered unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

11.Change in Ownership; Change in Control. Sections 13.5 and 13.6 of the Plan contain certain special provisions that will apply in the event of a Change in Ownership or Change in Control, respectively.

12.Adjustment of Terms. If the number of outstanding shares of Common Stock changes through the declaration of stock dividends or stock splits prior to the settlement of the Performance Shares, the shares of Common Stock subject to this Award automatically will be adjusted, according to the provisions of Article 14 of the Plan. In the event of any other change in the capital structure of the shares of Common Stock or other corporate events or transactions involving the Company, the Committee is authorized to make appropriate adjustments to this Award.

13.Adjustment of Actual Grant Amount. The Committee may, in its sole discretion, adjust the Actual Earned Shares to reflect any unusual or infrequent event affecting overall Company performance and business and financial conditions not anticipated when the Performance Conditions were initially determined, such as a merger, acquisition or divestiture involving the Company or its subsidiaries.

14.Reimbursement of Certain Compensation Following Restatement. The Award (including any shares of Common Stock received upon payout of the Award and any amount received for the sale of such shares) is subject to the provisions of the Plan and any applicable law (including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, and implementing rules and regulations of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”)) or Company policy (including the Eastman Chemical Company Incentive Pay Clawback Policy as adopted by the Committee on October 4, 2023, and as may be amended from time to time consistent with and to conform to SEC and NYSE rules and regulations) requiring reimbursement to the Company of certain incentive-based compensation following an accounting restatement due to material non-compliance by the Company with any financial reporting requirement or due to other events or conditions. For purposes of the foregoing, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm or third-party administrator engaged by the Company to hold your shares of Common Stock and other amounts acquired under the Plan to re-convey, transfer, or otherwise return such shares of Common Stock and/or other amounts to the Company.

15.Recoupment in Event of Misconduct. Recoupment in Event of Misconduct. If the Company or the Committee (in the case of executive officers) determines that the Participant has engaged in any criminal conduct, including embezzlement, fraud or theft, that involves or is related to the Company, or any other conduct that violates the Eastman Code of Business Conduct, and such Participant has received or is entitled to receive performance share awards, restricted stock units, stock options, or cash incentive compensation (collectively, "Incentive Compensation"), then the Company shall have the right to cancel the Incentive Compensation, require the return of shares acquired under the Plan, recapture any gain realized upon the sale of shares acquired under the Plan or take any other action it deems appropriate under the circumstances with respect to recouping the Incentive Compensation. The Company or the Committee (in the

Exhibit 10.21
case of executive officers) shall have sole discretion in determining whether the Participant's conduct was in compliance with applicable Law or Company policy and the extent to which the Company or Committee will seek recovery of the Incentive Compensation notwithstanding any other remedies available to the Company.

16.Repatriation and Legal/Tax Compliance Requirements. If you are a resident of or employed in a country other than the United States, you agree, as a condition of the grant of the Performance Shares, to repatriate all payments attributable to the shares of Common Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Common Stock acquired pursuant to this Award) in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you agree to take any and all actions, and consent to any and all actions taken by your Employer, the Company or any of its Subsidiaries as may be required to allow your Employer, the Company or any of its Subsidiaries to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions that may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).

If you are resident or employed in a country that is a member of the European Union, the grant of the Performance Shares and this Award Notice is intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Award Notice is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

17.No Guarantee of Employment. The grant of the Performance Shares shall not create any employment relationship with the Company or any of its Subsidiaries. Further, the grant of the Performance Shares shall not confer upon you any right of continued employment with your Employer nor limit in any way the right of your Employer to terminate your employment at any time.

18.Discretionary Nature of Grant; No Vested Rights. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Performance Shares under the Plan does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of shares of Common Stock subject to the grant, and the vesting provisions. Any amendment, modification or termination of the Plan or the Subplan shall not constitute a change or impairment of the terms and conditions of your employment with your Employer.

19.Currency Fluctuation. Neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the local currency of your country of residence and the U.S. dollar that may affect the value of the Performance Shares or of any amounts due to you pursuant to the settlement of the Performance Shares or the subsequent sale of any shares of Common Stock acquired upon settlement of the Performance Shares.

20.Termination Indemnities. Your participation in the Plan and Subplan is voluntary. The value of the Performance Shares and any other awards granted under the Plan and Subplan is an extraordinary item of compensation outside the scope of your employment (and your employment contract, if any). Any grant under the Plan or Subplan, including the grant of the Performance Shares, is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

21.Data Privacy. The Company is located at 200 South Wilcox Drive, Kingsport, Tennessee 37662, U.S.A. and grants Performance Shares under the Plan to employees of the Company and its Affiliates and Subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Performance Shares under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of the Performance Shares, you expressly and explicitly consent to the Personal Data Activities as described herein.

(a)Data Collection, Processing and Usage. The Company collects, processes and uses your personal data, including your name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Performance Shares or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting the Performance Shares under the Plan, the Company will collect your personal data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of your personal data is your consent.

Exhibit 10.21
(b)Stock Plan Administration Service Provider. The Company transfers your personal data to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share your personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for you to receive and trade shares of Common Stock acquired under the Plan. You will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to your ability to participate in the Plan.

(c)International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. You should note that your country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of your personal data to the United States is your consent.

(d)Voluntary Participation and Consequences of Consent Denial or Withdrawal. Your participation in the Plan and your grant of consent is purely voluntary. You may deny or withdraw your consent at any time. If you do not consent, or if you withdraw your consent, you may be unable to participate in the Plan. This would not affect your existing employment or salary; instead, you merely may forfeit the opportunities associated with the Plan.

(e)Data Subjects Rights. You may have a number of rights under the data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of your personal data. To receive clarification regarding your rights or to exercise your rights, you should contact your local HR manager or the Company’s Human Resources Department.

22.Private Placement. If you are a resident and/or employed outside of the United States, the grant of the Performance Shares is not intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under local law), and the Performance Shares are not subject to the supervision of the local securities authorities.

23.Insider Trading/Market Abuse Laws. By participating in the Plan, you agree to comply with the Company’s policy on insider trading (to the extent that it is applicable to you). You further acknowledge that, depending on your or your broker’s country of residence or where the shares of Common Stock are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of the shares of Common Stock, rights to shares of Common Stock (e.g., Performance Shares) or rights linked to the value of shares of Common Stock, during such times you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in your country of employment (and country of residence, if different)). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you place before you possess inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. You understand that third parties include fellow employees. Any restriction under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions and that you should therefore consult your personal advisor on this matter.

24.Electronic Delivery. The Company, in its sole discretion, may decide to deliver any documents related to the Performance Shares to you under the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

25.English Language. If you are resident outside of the United States, you acknowledge and agree that it is your express intent that the Award Notice, the Plan, the Subplan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Performance Shares, be drawn up in English. You acknowledge that you are sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Award Notice. If you have received the Award Notice, the Plan or any other documents related to the Performance Shares translated into a language other than English, and if the meaning of the translated version is different from the English version, the meaning of the English version shall control.

26.Addendum. Notwithstanding any provisions of the Award Notice to the contrary, the Performance Shares shall be subject to any special terms and conditions for your country of residence (and country of employment, if different), as set forth in the applicable Addendum to the Award Notice. Further, if you transfer residence and/or employment to another country reflected in an Addendum to the Award Notice, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Performance Shares, the Plan, and the Subplan (or the Company may establish

Exhibit 10.21
alternative terms and conditions as may be necessary or advisable to accommodate your transfer). Any applicable Addendum shall constitute part of the Performance Shares Notice.

27.Additional Requirements. The Company reserves the right to impose other requirements on the Performance Shares, any payment made pursuant to the Performance Shares, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Performance Shares and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

28.Governing Law. This Award Notice shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware (USA), excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation to the substantive law of another jurisdiction.

29.Venue. In accepting the Performance Shares grant, you are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Tennessee of the United States of America to resolve any and all issues that may arise out of or relate to the Performance Shares and the Award Notice.

30.Binding Effect. This Award Notice shall be binding upon the Company and you and its and your respective heirs, executors, administrators and successors.

31.Conflict. To the extent the terms of the Award Notice are inconsistent with the Plan, the provisions of the Plan shall control and supersede any inconsistent provision of the Award Notice.

32.Non-Negotiable Terms. The terms of the Award Notice are not negotiable, but you may refuse to accept the Performance Shares by notifying the Company’s executive officer responsible for Human Resources in writing; any such refusal of acceptance will immediately cancel and forfeit the award.

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Exhibit 10.21
EASTMAN CHEMICAL COMPANY
2021 OMNIBUS STOCK COMPENSATION PLAN

ADDENDUM TO AWARD NOTICE FOR GRANT OF PERFORMANCE SHARES

In addition to the terms of Eastman Chemical Company 2021 Omnibus Stock Compensation Plan (the “Plan”), the 2024-2026 Performance Share Award Subplan (the "Subplan"), and the Award Notice for the Grant of Performance Shares (the “Award Notice”), the Performance Shares are subject to the following additional terms and conditions as set forth in this addendum to the extent you reside and/or are employed in one of the countries addressed herein (the “Addendum”). All defined terms as contained in this Addendum shall have the same meaning as set forth in the Plan, the Subplan, and the Award Notice. The information contained in this Addendum is based on the securities, exchange control and other laws in effect in the respective countries as of October 2023. To the extent you transfer residence and/or employment to another country, the special terms and conditions for such country as reflected in this Addendum (if any) will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Performance Shares, the Plan, and the Subplan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer).

Exhibit 10.21
EUROPEAN UNION (“EU”)/EUROPEAN ECONOMIC AREA (“EEA”)/SWITZERLAND/UNITED KINGDOM

1.    Data Privacy. If you reside and/or you are employed in the EU, EEA, Switzerland or the United Kingdom, the following provision replaces Section 21 of the Award Notice:

The Company is located at 200 South Wilcox Drive, Kingsport, Tennessee 37662, U.S.A. and grants Performance Shares under the Plan to employees of the Company and its Affiliates and Subsidiaries in its sole discretion. You should review the following information about the Company’s data processing practices.

(a)Data Collection, Processing and Usage. Pursuant to applicable data protection laws, you are hereby notified that the Company collects, processes and uses certain personally-identifiable information about you for the legitimate interest of implementing, administering and managing the Plan and generally administering equity awards; specifically, including your name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all options or any other awards granted, canceled, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting the Performance Shares under the Plan, the Company will collect your personal data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s collection, processing, use and transfer of your personal data is necessary for the performance of the Company’s contractual obligations under the Plan and pursuant to the Company’s legitimate interest of managing and generally administering employee equity awards. Your refusal to provide personal data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. As such, by participating in the Plan, you voluntarily acknowledge the collection, processing and use of your personal data as described herein.

(b)Stock Plan Administration Service Provider. The Company transfers Participant data to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share your data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for you to receive and trade shares of Common Stock acquired under the Plan. You will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to your ability to participate in the Plan.

(c)International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Company can only meet its contractual obligations to you if your personal data is transferred to the United States. The Company’s legal basis for the transfer of your personal data to the United States is to satisfy its contractual obligations to you and/or its use of the standard data protection clauses adopted by the EU Commission.

(d)Data Retention. The Company will use your personal data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs your personal data, the Company will remove it from its systems. If the Company keeps your data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.

(e)Data Subject Rights. You may have a number of rights under data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding your rights or to exercise your rights, you should contact your local HR manager or the Company’s Human Resources Department.

Exhibit 10.21
BELGIUM

No country-specific provisions.

Exhibit 10.21
BRAZIL

1.    Securities Law Information. The Performance Shares have not been, and will not be, publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, the CVM). Therefore, the Performance Shares and the underlying shares of Common Stock may not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulation.

2.     Labor Law Acknowledgment. By accepting the Performance Shares, you expressly acknowledge and agree that (a) the benefits provided under the Award Notice and the Plan are the result of commercial transactions unrelated to your employment; (b) the Award Notice and the Plan are not part of the terms and conditions of your employment; and (c) the income from the Performance Shares, if any, is not part of your remuneration from employment.

    3.    Compliance with Law. By accepting the Performance Shares, you expressly acknowledge and agree to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Performance Shares, the issuance and/or sale of shares of Common Stock acquired under the Plan or the receipt of any dividends.

Exhibit 10.21
CHINA

The following provisions shall apply to the extent you are a local national of the People's Republic of China (“PRC”):

1.    Termination of Employment. Except as otherwise required by the State Administration of Foreign Exchange (the “SAFE”) and notwithstanding any provision in the Award Notice or the Plan to the contrary, upon a termination of your employment with your Employer, the Company or any of its Subsidiaries by reason of a Qualifying Termination (as defined below) or by reason of death or disability, or for another approved reason as determined by the Committee (in the case of the executive officers) or the executive officer responsible for Human Resources (in the case of non-executive employees) prior to completion of the Performance Period:

a.     If such termination occurs before the mid-point of the Performance Period, you (or your legal representative, as applicable) shall become vested in a number of Performance Shares equal to the Target Award; or

b.     If such termination occurs on or after the mid-point of the Performance Period, you (or your legal representative, as applicable) shall become vested in a number of Performance Shares equal to (x) the Target Award multiplied by (y) the multiplier as set forth in Exhibit A of this Award Notice corresponding to the Company's achievement of the most recent Performance Conditions available on the date of termination, as determined by the Committee in its sole discretion.

2.    Immediate Sale of Shares. Notwithstanding anything in the Award Notice to the contrary, all shares of Common Stock issued in connection with your Performance Shares shall be immediately sold unless and until the Committee determines otherwise. For purposes of the foregoing, the Company shall establish procedures for effectuating the immediate sale of the shares of Common Stock issued in connection with your Performance Shares (including procedures whereby the Company may issue sales instructions on your behalf), and you hereby agree to comply with such procedures and to take any and all actions as the Company may determine, in its sole discretion, are necessary or advisable for purposes of complying with PRC laws, rules and regulations.

    3.    Exchange Control Restrictions. Shares of Common Stock issued to you under the Plan must be maintained in an account with the Stock Plan Administrator or such other broker as may be designated by the Company until the shares of Common Stock are sold through that broker. If the Company changes its broker, you acknowledge and agree that the Company may transfer any shares of Common Stock issued under the Plan to the new designated broker if necessary for legal or administrative reasons. You agree to sign any documentation necessary to facilitate the transfer. In addition, you may be required to sell any shares of Common Stock obtained under the Plan if the Company determines that the application of such condition is necessary or advisable for China State Administration of Foreign Exchange (“SAFE”) exchange control, legal or other administrative reasons.

You acknowledge and agree that you will be required to immediately repatriate to the PRC the proceeds from the sale of any shares of Common Stock acquired under the Plan, as well as any other cash amounts attributable to the shares of Common Stock acquired under the Plan (collectively, “Cash Proceeds”). Further, you acknowledge and agree that the repatriation of the Cash Proceeds must be effected through a special bank account established by your Employer, the Company or one of its Subsidiaries, and you hereby consent and agree that the Cash Proceeds may be transferred to such account by the Company on your behalf prior to being delivered to you. The Cash Proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the Cash Proceeds are paid to you in U.S. dollars, you understand that a U.S. dollar bank account must be established and maintained in China so that the proceeds may be deposited into such account. If the Cash Proceeds are paid to you in local currency, you acknowledge and agree that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the Cash Proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the Cash Proceeds are converted into local currency and distributed to you.

You further agree to comply with any other requirements that may be imposed by your Employer, the Company and its Subsidiaries in the future in order to facilitate compliance with exchange control requirements in the PRC.

    4.    Administration. Your Employer, the Company and its Subsidiaries shall not be liable for any costs, fees, lost interest or dividends or other losses you may incur or suffer resulting from the enforcement of the terms of this Addendum or otherwise from the operation and enforcement of the terms of the Plan, the Subplan, the Award Notice and any other Plan documentation in accordance with PRC law including, without limitation, any applicable SAFE rules, regulations and requirements.

BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE AWARD NOTICE, THE PLAN AND THIS ADDENDUM.

__________________________________

Exhibit 10.21

Signature

__________________________________
Printed Name

_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO

Compensation and Benefits / Regional HR Manager

NO LATER THAN 90 DAYS FOLLOWING THE GRANT DATE.

Exhibit 10.21
ESTONIA

1.    Performance Share Grant. The following provision shall replace Section 1 of the Award Notice in its entirety:

You have been granted the number of Performance Shares specified above as the Target Award. Each Performance Share represents the right to receive a number of shares of Common Stock upon attainment of specified performance conditions by the Company; provided, however, in the case of any fractional shares, the number of shares of Common Stock issued will be rounded down to the nearest whole number. Notwithstanding any terms and conditions in the Award Notice or the Plan, you will have no right to receive a cash payment in connection with the Performance Shares.

    2.    Settlement of Performance Shares. Notwithstanding any discretion contained in Section 5 of the Award Notice or anything to the contrary in the Award Notice or the Plan, the Performance Shares will only be settled in shares of Common Stock and your Performance Shares may not be settled before the third anniversary of the Grant Date.

3.    Language Consent. By accepting the grant of the Performance Shares, you confirm having read and understood the documents related to the grant (the Award Notice and the Plan), which were provided in the English language, and that you do not need the translation thereof into the Estonian language. You accept the terms of those documents accordingly.

Keele Nõusolek. Võttes vastu tulemusaktsiad, kinnitab Osaleja, et ta on ingliskeelsena esitatud pakkumisega seotud dokumendid (Optsioonilepingu ja Plaani) läbi lugenud ja nendest aru saanud ning et ta ei vaja nende tõlkimist eesti keelde. Sellest tulenevalt Osaleja nõustub viidatud dokumentide tingimustega.

Exhibit 10.21
FINLAND

No country-specific provisions

Exhibit 10.21
FRANCE

1.    English Language. You acknowledge and agree that it is your express intent that this Award Notice, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Performance Shares, be drawn up in English. If you have received the Award Notice, the Plan (including the Subplan), this Addendum or any other documents related to the Performance Shares translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Langue anglaise. Vous reconnaissez et consentez avoir souhaité la rédaction en anglais du présent Contrat, du Plan et tous autres documents exécutés, avis donnés et procédures judiciaires intentées conformément aux Actions de Performance. Si vous avez reçu le Contrat, le Plan (y compris le Sous-Plan), la présente Annexe ou tout autre document lié aux Actions de Performance dans une langue autre que l'anglais, et si le sens de la version traduite est différent de la version anglaise, la version anglaise prévaudra.

Exhibit 10.21
GERMANY

No country-specific provisions.

Exhibit 10.21
HONG KONG

1.    Form of Settlement. Notwithstanding any discretion in the Plan, the Performance Shares will be settled only in shares of Common Stock. The Performance Shares do not provide you any right to receive a cash payment.

2.    Sales Restriction. If, for any reason, the Performance Shares vest and become non-forfeitable and shares of Common Stock are issued to you within six months of the Grant Date, you agree that you will not dispose of any shares of Common Stock prior to the six-month anniversary of the Grant Date.

3.    Securities Law Notification. WARNING: The Award Notice, this Addendum, the Plan and all other materials pertaining to the Performance Shares have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you have any doubts about any of the contents of the materials pertaining to the Performance Shares, you should obtain independent professional advice.

4.    Wages. The Performance Shares and shares of Common Stock underlying the Performance Shares do not form part of your wages for purposes of calculating any statutory or contractual payments under Hong Kong law.

5.    Nature of the Plan. The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent a court, tribunal or legal/regulatory body in Hong Kong determines that the Plan constitutes an occupational retirement scheme for purposes of ORSO, the grant of the Performance Shares shall be null and void.

Exhibit 10.21
ITALY

1.    Acknowledgement of Nature of Award Notice. In accepting this Award Notice, you acknowledge that (a) you have received a copy of the Plan, the Award Notice and this Addendum; (b) you have reviewed the applicable documents in their entirety and fully understand the contents thereof; and (c) you accept all provisions of the Plan, the Award Notice and this Addendum.

Exhibit 10.21
JAPAN

No country-specific provisions.

Exhibit 10.21

MALAYSIA

No country-specific provisions.

Exhibit 10.21
MEXICO

    1.    Commercial Relationship. You expressly recognize that your participation in the Plan, and the Company’s grant of the Performance Shares does not constitute an employment relationship between you and the Company. The Company has granted you the Performance Shares as a consequence of the commercial relationship between the Company and the Company’s Subsidiary in Mexico that employs you (i.e., your Employer), and the Company’s Subsidiary in Mexico is your sole employer. Based on the foregoing, you expressly recognize that (a) the Plan, the Subplan, and the benefits you may derive from your participation in the Plan does not establish any rights between you and your Employer, (b) the Plan, the Subplan, and the benefits you may derive from your participation in the Plan are not part of the employment conditions and/or benefits provided by your Employer, and (c) any modifications or amendments of the Plan or the Subplan by the Company, or a termination of the Plan or Subplan by the Company, shall not constitute a change or impairment of the terms and conditions of your employment with your Employer.

    2.    Extraordinary Item of Compensation. You expressly recognize and acknowledge that your participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as your free and voluntary decision to participate in the Plan in accord with the terms and conditions of the Plan, the Award Notice and this Addendum. As such, you acknowledge and agree that the Company may, in its sole discretion, amend and/or discontinue your participation in the Plan at any time and without any liability. The value of the Performance Shares is an extraordinary item of compensation outside the scope of your employment contract, if any. The Performance Shares are not part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of any Affiliate or Subsidiary.

    3.    Securities Law Information. The Performance Shares and the shares of Common Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico.  In addition, the Plan, the Award Notice and any other document relating to the Performance Shares may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and its Subsidiaries and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company’s Subsidiary in Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE AWARD NOTICE, THE PLAN AND THIS ADDENDUM.

__________________________________
Signature

__________________________________
Printed Name

_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO

HR Manager
Santo Toribio - MEXICO

NO LATER THAN 90 DAYS FOLLOWING THE GRANT DATE.

Exhibit 10.21
NETHERLANDS

1.    Waiver of Termination Rights. In consideration of the grant of your Award, you agree that you waive any and all rights to compensation or damages as a result of any termination of employment for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan or the Subplan, or (b) you cease to have rights under, or ceasing to be entitled to any awards under the Plan or Subplan as a result of such termination.

Exhibit 10.21
SINGAPORE

    1.    Qualifying Person Exemption. The following provision shall supplement Section 22 of the Award Notice:

The grant of the Performance Shares under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan or the Subplan have not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and are not regulated by any financial supervisory authority pursuant to any legislation in Singapore. You should note that, as a result, the Performance Shares are subject to section 257 of the SFA and accordingly, you will be unable to make (a) any subsequent sale of any shares of Common Stock pursuant to the Performance Shares in Singapore or (b) any offer of sale of any shares of Common Stock acquired as a result of the Performance Shares in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

Exhibit 10.21
SOUTH KOREA
No country-specific provisions

Exhibit 10.21
SPAIN

1.     Securities Law Notice. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Performance Shares. The Plan, the Award Notice (including this Addendum) and any other documents evidencing the grant of the Performance Shares have not, nor will they be, registered with the Comisión Nacional del Mercado de Valores, and none of those documents constitutes a public offering prospectus.
2. Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. By accepting the Performance Shares, you hereby consent to participation in the Plan and acknowledge receipt of a copy of the Plan.
You understand that the Company has unilaterally, gratuitously and in its sole discretion granted the Performance Shares under the Plan to individuals who may be employees of the Company or its Affiliates and Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Affiliates and Subsidiaries on an ongoing basis. Consequently, you understand that the Performance Shares are granted on the assumption and condition that the Performance Shares and the shares of Common Stock acquired upon settlement of the Performance Shares shall not become a part of any employment contract (either with the Company or any of its Affiliates and Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that this grant would not be made but for the assumptions and conditions referenced above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason the Performance Shares shall be null and void.
You understand and agree that, as a condition of the Performance Shares, unless otherwise provided in the Award Notice, any unvested Performance Shares as of the date you cease active employment will be forfeited without entitlement to the underlying shares of Common Stock or to any amount of indemnification in the event of termination of your employment. You acknowledge that you have read and specifically accept the conditions referred to in the Award Notice regarding the impact of a termination of employment on the Performance Shares.
3.    Termination for Cause. Notwithstanding anything to the contrary in the Plan or the Award Notice, “Cause” shall be defined as set forth in the Plan, regardless of whether the termination is considered a fair termination (i.e., “despido procedente”) under Spanish legislation.
BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE TERMS AND CONDITIONS OF THE PLAN, YOUR AWARD NOTICE AND THIS ADDENDUM.
________________________
Signature

__________________________________
Printed Name

_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO

Eastman Chemical B.V.
HR-Compensation and Benefits
Rotterdam, Netherlands

NO LATER THAN 90 DAYS FOLLOWING THE GRANT DATE.

Exhibit 10.21
SWITZERLAND

1.    Securities Law Notification. Neither the Award Notice, this Addendum nor any other materials relating to the Award (a) constitutes a prospectus according to article 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (b) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company, or (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).

Exhibit 10.21
TAIWAN

1.    Securities Law Notification. The offer of participation in the Plan and the Subplan is available only for employees of the Company, its Subsidiaries and Affiliates. The offer of participation in the Plan and the Subplan is not a public offer of securities by a Taiwanese company.

Exhibit 10.21
UNITED KINGDOM

    1.    Income Tax and Social Insurance Contributions Withholding. The following provision shall supplement Section 8 of the Award Notice:

Without limitation to Section 8 of the Award Notice, you expressly agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items as and when requested by the Company, your Employer or Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also expressly agree to indemnify and keep indemnified the Company and your Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any tax authority or any other relevant authority) on your behalf.

Notwithstanding the foregoing, if you are an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you understand that you may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by you, if the indemnification could be considered a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable.

You acknowledge that you ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company or your Employer (as appropriate) the amount of any NICs due on this additional benefit, which the Company and/or your Employer may also recover from you at any time thereafter by any of the means referred to in Section 8 of the Award Notice.

    2.    Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Performance Shares, whether or not as a result of your own termination of employment (whether the termination is breach of contract or otherwise) or from the loss or diminution in value of the Performance Shares. Upon the grant of the Performance Shares, you shall be deemed irrevocably to have waived any such entitlement.

*    *    *    *    *

Exhibit 10.21
EXHIBIT A

2024-2026 Performance Share Performance Measure Goals

On file with Eastman Chemical Company

Exhibit 10.21
EASTMAN CHEMICAL COMPANY
PERFORMANCE SHARE AWARD SUBPLAN
OF THE 2021 OMNIBUS STOCK COMPENSATION PLAN
2024-2026 PERFORMANCE PERIOD
    Section 1. Background. Under Article 4 of the Eastman Chemical Company 2021 Omnibus Stock Compensation Plan (the “Plan”), the “Committee” (as defined in the Plan), may, among other things, award shares of the $.01 par value common stock (“Common Stock”) of Eastman Chemical Company (the “Company”) to “Participants” (as defined in the Plan), and such awards may take the form of “Performance Awards” (as defined in the Plan) which are contingent upon the attainment of certain performance objectives during a specified period, and subject to such other terms, conditions, and restrictions as the Committee deems appropriate. The purpose of this Performance Share Award Subplan (this “Subplan”) is to set forth the terms of the Performance Awards to be awarded for the 2024-2026 Performance Period specified herein, effective as of January 1, 2024 (the “Effective Date”).
Section 2. Definitions.
(1)The following definitions shall apply to this Subplan:
(1).“Actual Grant Amount” means the number of shares of Common Stock to which a participant is entitled under a Performance Award, calculated in accordance with Section 6 of this Subplan.

(2).“Award Amount” means the number of shares of Common Stock subject to the Performance Award granted to the Participant under this Subplan at the beginning of the Performance Period.

(3).“Award Payment Date” means the date the Committee approves the payout of Common Stock covered by an award under this Subplan to a Participant.

(4).“Comparison Group” is the group of companies within the S&P 1500 “Materials Sector” that are classified by Standard & Poor’s as chemical companies excluding The Chemours Company and Rayonier Advanced Materials and also including Celanese Corporation, Westlake Chemical Corporation, and Huntsman Corporation. The S&P “Materials Sector” index is an index of industrial companies selected from the S&P “Super Composite 1500” Index.

(5).“Earnings from Continuing Operations” shall be defined as the total sales of the Company minus the costs of all operations of any nature used to produce such sales, including taxes, plus after-tax interest associated with the Company’s capital debt (as defined in Section 2(a)(x)). “Sales”, “costs of operations”, “taxes”, and “after-tax interest associated with capital debt” shall be determined and measured in accordance with accounting principles generally accepted in the United States (“GAAP”), as applied in preparing the Company’s consolidated financial statements as of the Effective Date, excluding the impact of any subsequent changes during the Performance Period in GAAP or in the manner of application of GAAP in the preparation of the Company’s consolidated financial statements, and including the results from any operations which are included in the Company's continuing operations as of the Effective Date and which are subsequently presented as discontinued operations during the Performance Period as a result of a divestiture, subject to adjustment by the Committee (i) to reflect any applicable non-GAAP adjustments publicly disclosed by the Company in its financial results for the relevant period or otherwise made by the Committee in determining corresponding annual performance results under the Company’s Unit Performance Plan (or other comparable annual cash performance based management compensation plan or program) for the relevant period, or (ii) to exclude the impact of any merger, acquisition or divestiture which was not included in the long-

Exhibit 10.21
term earnings forecast used to establish target performance. The Committee may, in its discretion, apply such adjustments only to selected eligible Participants.

(6).“Participation Date” means February 27, 2024.

(7).“Performance Period” means January 1, 2024, through December 31, 2026.

(8).“Performance Year” means one of the three calendar years in the Performance Period.

(9).“Qualifying Termination” means a termination of Continuous Status as a Participant when one of the following criteria has been met: combined age and years of service which equals or exceeds 75; age 55 and 10 years of service; or age 50 or greater at hire date, and 5 years of service; or age 65.

(10).“Return on Invested Capital” shall mean the return produced by funds invested in the Company and shall be determined as Earnings from Continuing Operations, as defined in Section 2(a)(v), divided by the Average Capital Employed.  “Average Capital Employed” shall be derived by adding the Company’s capital debt plus equity at the close of the last day of the year preceding the Performance Year to the Company’s capital debt plus equity at the close of the last day of the present Performance Year, with the resulting sum being divided by two.  “Capital debt” is defined as the sum of borrowing by the Company due within one year and long-term borrowing, as designated on the Company’s balance sheet.  The resulting ratio shall be multiplied by One Hundred (100) in order to convert such to a percentage.  Such percentage shall be calculated to the third place after the decimal point (i.e., xx.xxx%), and then rounded to the second place after the decimal point (i.e., xx.xx%). “Equity”, “borrowing due within one year”, and “long-term borrowing” shall be determined and measured in accordance with GAAP, as defined in Section 2(a)(v), as applied in preparing the Company’s consolidated financial statements as of the Effective Date, excluding the impact of any subsequent changes during the Performance Period in GAAP or in the manner of application of GAAP in the preparation of the Company’s consolidated financial statements, and including the results from any operations which are included in the Company's continuing operations as of the Effective Date and which are subsequently presented as discontinued operations during the Performance Period as a result of a divestiture.

(11).“Target Award” means, with respect to any eligible Participant, the targeted value based on the percentage of base salary specified on Exhibit A hereto for the Salary Grade applicable to such Participant.

(12).“TSR” means total stockholder return, as reflected by the sum of (A) change in stock price (measured as the difference between (I) the average of the closing prices of a company’s common stock on the New York Stock Exchange, or of the last sale prices or closing prices of such stock on another national trading exchange, as applicable, in the period beginning on the tenth trading day preceding the beginning of the Performance Period and ending on the tenth trading day of the Performance Period and (II) the average of such closing or last sale prices for such stock in the period beginning on the tenth trading day preceding the end of the Performance Period and ending on the tenth trading day following the end of the Performance Period) plus (B) dividends declared, assuming reinvestment of dividends, and expressed as a percentage return on a stockholder’s hypothetical investment.

(2)Any capitalized terms used but not otherwise defined in this Subplan shall have the respective meanings set forth in the Plan.

Exhibit 10.21
Section 3. Administration. This Subplan shall be administered by the Compensation and Management Development Committee of the Board of Directors. The Committee shall have authority to interpret this Subplan, to prescribe rules and regulations relating to this Subplan, and to take any other actions it deems necessary or advisable for the administration of this Subplan, and shall retain all general authority granted to it under Article 4 of the Plan. At the end of the Performance Period, the Committee shall approve Actual Grant Amounts awarded to participants under this Subplan in accordance with the applicable approval and certification requirements specified in the Plan.
Section 4. Eligibility; Types of Awards. The Participants who are eligible to participate in this Subplan are those employees who, as of the Participation Date, are at Salary Grades 49 through 51 and 105 and above. Employees who are promoted during the Performance Period to a position that would meet the above criteria, but who do not hold such position as of the Participation Date, are not eligible to participate in this Subplan.
    Section 5. Form of Payout of Awards. Subject to the terms and conditions of the Plan and this Subplan, amounts earned in connection with the Performance Awards under this Subplan shall be paid out in the form of unrestricted shares of Common Stock; provided, however, that any fractional share of Common Stock, payable as a result of Section 9 of this Subplan or otherwise, shall be paid in cash in an amount representing the market value of such fractional share at the time of payment.
    Section 6. Size of Awards.
(1)Target Award. Exhibit A hereto shows by Salary Grade the Target Award as a percentage of base salary and the percentage of Performance Awards determined by Salary Grade. The Salary Grade to be used in determining the percentage of base salary for any Award Amount to a Participant under this Subplan shall be the Salary Grade applicable to the position held by the Participant on the Participation Date. The actual size of the Award Amount to the Participant shall be determined by the Committee with respect to Participants who are executive officers of the Company, and by the Committee’s senior management delegates in the case of all other Participants, based on the Participant’s past performance and potential for contributions to the Company’s future long term success. Based on this assessment, the Participant may receive no award, the Target Award, or any amount within the Target Award range of ±25% converted to increments of full Shares. The Committee shall provide its delegates with guidelines for determining the cumulative award targets for Participants who are not executive officers of the Company.
(2)Actual Grant Amount. Subject to the Committee’s authority to adjust the Actual Grant Amount described in Section 12, the Actual Grant Amount awarded to the Participant at the end of the Performance Period is determined by multiplying (x) the Participant’s Award Amount by (y) a multiplier determined by comparing Company performance relative to two measures set forth in Section 6(c) below (the “Performance Conditions”).
(3)Performance Conditions. The Performance Conditions used to determine the award multiplier for the 2024-2026 Performance Awards are as follows:
(1).The Company’s TSR during the Performance Period relative to the TSRs of the companies in the Comparison Group during the Performance Period. The Company and each company in the Comparison Group shall be ranked by TSR, in descending order, with the company having the highest TSR during the Performance Period being ranked number one. The Comparison Group shall further be separated into quintiles (first 20%, second 20%, etc.) and the Company’s position, in relation to the Comparison Group, shall be expressed as a position in the applicable quintile ranking; and
(2).The arithmetic average, for each of the Performance Years during the Performance Period, of the Company’s Return on Invested Capital.
An award multiplier table is shown in Exhibit B. The award multiplier is based on the Company’s performance relative to its quintile ranking relative to the Comparison Group, and its average Return on Invested Capital during the Performance Period. The award multipliers range from 2.5 (i.e., 250%), if the Company’s TSR is in the top performing quintile (top 20%) of companies in the Comparison Group and the

Exhibit 10.21
average Return on Invested Capital is greater than 11.51 percentage points, to 0.0 (with no shares of Common Stock earned by Participants under this Subplan) if the Company does not meet the specified levels of performance for the two measures.
Section 7. Composition of Comparison Group. A company in the Comparison Group may be dropped from the Comparison Group if a company’s common stock ceases to be publicly traded on a national stock exchange or market, or if a company is a party to a significant merger, acquisition, or other reorganization. Under these, or similar, circumstances, the company or companies may be removed from the Comparison Group and may be replaced with another company or companies by Standard & Poor’s, consistent with their established criteria for selection of companies for the Comparison Group. In any case where the Comparison Group ceases to exist, or is otherwise determined to no longer be appropriate as the basis for a measure under this Subplan, the Committee may designate a replacement Comparison Group. In any such case, the Committee shall have authority to determine the appropriate method of calculating the TSR of such former or replacement Comparison Group, whether by complete substitution of the replacement Comparison Group (and disregard of the former Comparison Group) over the entire Performance Period or by pro rata calculations for each Comparison Group or otherwise.
Section 8. Preconditions to Payout Under Performance Awards.
(1)Continuous Status as a Participant. Except as specified in paragraph (b) below, to be eligible for payout under a Performance Award under this Subplan, a Participant must remain in Continuous Status as a Participant with the Company or a Subsidiary at all times from the Effective Date through the end of the Performance Period.
(2)Qualifying Termination, Death, Disability, or Termination for an Approved Reason Before the Award Payment Date. If a Participant’s Continuous Status as a Participant is terminated due to a Qualifying Termination, death, Disability, or any approved reason as determined by the Committee (in the case of an executive officer) or the executive officer responsible for Human Resources (in the case of non-executive officers) prior to the Award Payment Date, the Participant shall receive within 2.5 months after the end of the Performance Period, subject to the terms and conditions of the Plan and this Subplan, a payout representing a prorated portion of the Actual Grant Amount to which such Participant otherwise would have been entitled to receive under Section 6 of this Subplan had the Participant remained in Continuous Status as a Participant to the end of the Performance Period, with the precise amount of such payout to be determined by multiplying the Actual Grant Amount by a fraction, the numerator of which is the number of full calendar months of Continuous Status as a Participant in the Performance Period from the award effective date through and including the effective date of such termination, and the denominator of which is 36 (the total number of months in the Performance Period).
Section 9. Manner and Timing of Award Payments.
(a)Timing of Award Payment. If any Awards are payable under this Subplan, the payment of such Awards to Participants shall be made as soon as is administratively practicable after final approval by the Committee of such payments and within 2.5 months immediately following the end of the Performance Period.

(b)Tax Withholding. The Company may withhold or require the grantee to remit a cash amount sufficient to satisfy federal, state, and local taxes (including the participant’s FICA obligation) required by law to be withheld. Further, either the Company or the grantee may elect to satisfy the withholding requirement by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.
Section 10. No Rights as Stockholder. No certificates for shares of Common Stock shall be issued under this Subplan, nor shall any participant have any rights as a stockholder as a result of participation in this Subplan, until the Actual Grant Amount has been determined and such participant has otherwise become entitled to an Award under the terms of the Plan and this Subplan. In particular, no participant shall have any right to vote or to receive dividends on any shares of Common Stock under this Subplan until certificates for such shares have been issued as described above.
Section 11. Application of Plan. The provisions of the Plan shall apply to this Subplan, and the provisions of this Subplan shall be interpreted in a manner consistent with the terms of the Plan.
Section 12. Adjustment of Actual Grant Amount. In addition to adjustment of GAAP financial performance measures under Section 2(a)(v), the Committee may, in its sole discretion, adjust the Actual Grant

Exhibit 10.21
Amount to reflect any unusual or infrequent event affecting the overall Company performance and business and financial conditions not anticipated when the Performance Conditions were initially determined, such as a merger or acquisition involving the Company or its subsidiaries.
Section 13. Reimbursement of Certain Compensation Following Restatement. The Award (including any shares of Common Stock received upon payout of the Award and any amount received for the sale of such shares) is subject to the provisions of the Plan and any applicable law (including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, and implementing rules and regulations of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”)) or Company policy (including the Eastman Chemical Company Incentive Pay Clawback Policy as adopted by the Committee on October 4, 2023, and as may be amended from time to time consistent with and to conform to SEC and NYSE rules and regulations) requiring reimbursement to the Company of certain incentive-based compensation following an accounting restatement due to material non-compliance by the Company with any financial reporting requirement or due to other events or conditions.
Section 14. Recoupment in Event of Misconduct. If the Company or the Committee (in the case of executive officers) determines that the Participant has engaged in any criminal conduct, including embezzlement, fraud or theft, that involves or is related to the Company, or any other conduct that violates the Eastman Code of Business Conduct, and such Participant has received or is entitled to receive performance share awards, restricted stock units, stock options, or cash incentive compensation (collectively, "Incentive Compensation"), then the Company shall have the right to cancel the Incentive Compensation, require the return of shares acquired under the Plan, recapture any gain realized upon the sale of shares acquired under the Plan or take any other action it deems appropriate under the circumstances with respect to recouping the Incentive Compensation. The Company or the Committee (in the case of executive officers) shall have sole discretion in determining whether the Participant's conduct was in compliance with applicable Law or Company policy and the extent to which the Company or Committee will seek recovery of the Incentive Compensation notwithstanding any other remedies available to the Company.
Section 15. Amendments. The Committee may, from time to time, amend this Subplan in any manner.
Section 16. Code Section 409A. All Performance Awards granted under this Subplan shall be subject to the provisions of the Plan concerning Internal Revenue Code Section 409A, which provisions shall be incorporated into this Subplan by reference.

Exhibit 10.21

EXHIBIT A
Eastman Chemical Company
Performance Share Award Grant Table
2024-2026 Cycle
On File with Eastman Chemical Company

Exhibit 10.21
EXHIBIT B
2024-2026 Performance Share Award Payout Performance Measures Multiplier Table

On File with Eastman Chemical Company

36